UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 30, 2012

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) (Compensatory Arrangements of Chairman, President and Chief Executive Officer)

On October 30, 2012, the IBM Board of Directors approved compensatory arrangements for Virginia M. Rometty, Chairman, President and Chief Executive Officer of the Company.  Mrs. Rometty’s base salary will remain $1.5 million.  Her 2012 Annual Incentive Target was increased from $3.5 million to $4 million, prorated effective October 1, 2012, the date Mrs. Rometty became Chairman of the IBM Board of Directors.  Additionally, the Board of Directors approved a 2013 long-term incentive award of $12 million for Mrs. Rometty, comprised of 2013-2015 Performance Share Units (PSUs).  These PSUs will be granted on January 2, 2013.  The actual number of units granted on this date will be determined by dividing the PSU value ($12 million) by a predetermined, formulaic planning price for the first quarter 2013.  These PSUs will be paid out in February 2016. Information regarding the structure of IBM’s compensation programs and awards is included in the Company’s proxy statement.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 5, 2012

	By:	/s/ Michelle H. Browdy
Michelle H. Browdy
Vice President,
Assistant General Counsel &
Secretary